FOR IMMEDIATE RELEASE

CONTACT:	Wendy M. Chamblee (770) 391-8903
Vice President, Corporate Communications

Or	Linde A. Miscio (770) 391-8898
Corporate Communications Manager

COTTON STATES LIFE INSURANCE COMPANY
ANNOUNCES DATE FOR SPECIAL SHAREHOLDER MEETING

     ATLANTA (September 24, 2004) Cotton States Life Insurance Company (Nasdaq: CSLI) announced today that it will hold a special shareholder meeting at its home office in Atlanta on October 25, 2004. At this meeting, shareholders of record at the close of business on September 1, 2004, are entitled to vote on the proposed merger with a subsidiary of COUNTRY Life Insurance Company®. Proxy materials are expected to be mailed to shareholders early next week and will include materials for shareholders to complete and return if they do not plan to attend the meeting.

     As announced in December 2003, under the Agreement and Plan of Merger, Cotton States Life Insurance shareholders will receive $20.25 cash for each share of outstanding common stock of Cotton States Life Insurance Company upon consummation of the merger. As a result, Cotton States Life Insurance Company will become a privately held company.

     Contingent upon receiving approvals from the shareholders and the regulatory authorities, it is anticipated that the transaction will close in early January 2005. As part of the approval process in Georgia, a public hearing is anticipated to be held shortly after the shareholder meeting. The date of the hearing will be announced by the Georgia Department of Insurance.

About COUNTRY

     COUNTRY® Insurance & Financial Services and its alliances serve about one million households and businesses throughout the United States. Founded in 1925, the group now has nearly 2,000 exclusive agents in 14 Midwestern and Western states who offer a full range of property/casualty, life and annuity products, as well as financial and estate planning services. Through alliances, affiliations and relationships with independent agents, their geographic reach spans across the United States. The COUNTRY property/casualty pool includes COUNTRY Mutual Insurance Company, Bloomington, Ill.; Middlesex Mutual Assurance Company, Middletown, Conn.; Holyoke Mutual Insurance Company in Salem, Salem, Mass.; and MSI Insurance Companies, Arden Hills, Minn. The COUNTRY insurance companies have nearly $1.5 billion of property/casualty premium, $530 million in life premium and are consistently rated A+ by A.M. Best. For additional information, visit www.countryfinancial.com.

About Cotton States

     Cotton States Insurance is a group of companies that has been providing quality insurance products to customers in the Southeast since 1941, with products for auto, home and life. The Group’s product portfolio is complemented with specialty products that are marketed through its two brokerage operations. The Cotton States Insurance Group includes Cotton States Mutual Insurance Company, Shield Insurance Company and Cotton States Life Insurance Company, including its two subsidiaries Cotton States Marketing Resources, Inc. and CSI Brokerage Services, Inc. Cotton States Life Insurance Company is traded on The NASDAQ National Market under the symbol CSLI. For additional information, visit www.cottonstatesinsurance.com.

Forward-Looking Statements

     This press release contains forward-looking statements that are not strictly historical and that involve risks and uncertainties. Such statements include, without limitation, any statements containing the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” and other similar expressions, as well as statements regarding the date the proxy materials are mailed to the Company shareholders, the timing of the public hearing in Georgia and the timing of the closing of the transactions with COUNTRY. The forward-looking statements set forth herein involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including the ability to obtain necessary regulatory and shareholder approvals and the timing thereof, the ability of the parties to satisfy the conditions to closing set forth in the transaction documents with COUNTRY, general economic conditions, changes in the economic and financial condition of Cotton States prior to closing, and legislation or regulatory environments that adversely affect the businesses. Cotton States and COUNTRY expressly disclaim any obligation to update these forward-looking statements.

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